Exhibit 23c1

CONSENT OF COUNSEL

We consent to the reference to us and to the inclusion of the summary of our opinion under the caption "Federal Income Tax Consequences" in the Prospectus containing the information required by Part I of Form S-8 and related to this Registration Statement on Form S-8 filed by Fortune Brands, Inc. in respect of the Fortune Brands, Inc. 2003 Long-Term Incentive Plan.

                                                                                                                              CHADBOURNE & PARKE LLP

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 May 7, 2004